Exhibit 10.6(b)

AMENDMENT TO

WCI COMMUNITIES, INC. LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, WCI Communities, Inc., a Delaware corporation (the “Company”), currently maintains and sponsors the WCI Communities, Inc. Long-Term Equity Incentive Plan (the “Plan”); and

WHEREAS, Section 16(l) of the Plan provides that the Board may amend the Plan at any time; and

WHEREAS, Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

NOW THEREFORE, the following amendment to the Plan are hereby adopted:

1.             The definition of the term “Change in Control” in Appendix A of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Change in Control” means:

a)             an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and further excluding Stonehill Capital Management, LLC (together with its affiliates) and Monarch Alternative Capital LP (together with its affiliates), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 40% or more of the outstanding shares of common stock of the Company at a time at which Stonehill and Monarch collectively own less than 40% of the outstanding shares of common stock of the Company;

b)             there is consummated a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

c)              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

d)             there is consummated a sale of all or substantially all assets of the Company and its Subsidiaries (taken as a whole), other than a sale or disposition of all or substantially all assets of the Company and its Subsidiaries to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

However, to the extent necessary for the Participant to avoid adverse tax consequences under Section 409A of the Code, a Change in Control shall not be deemed to occur unless it constitutes a “change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Treas. Reg. Section 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Board.”

2.             This amendment shall be effective as of July 26, 2012.

3.             This amendment supersedes any and all provisions of the Plan and all prior amendments thereto to the extent said provisions and prior amendments are inconsistent with this amendment.

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IN WITNESS WHEREOF, the Company has caused this amendment to the Plan to be adopted by its Board and signed by its duly appointed officers and its corporate seal affixed hereto as of the date set forth below.

WCI COMMUNITIES, INC.
Delaware corporation

		By:	/s/ David Fry
		Name:	David Fry
		Title:	President and CEO
		Dated:	July 26, 2012

ATTEST:

By:	/s/ Vivien Hastings
Secretary
Dated:	July 26, 2012